Exhibit 99.1
FOR IMMEDIATE RELEASE
Investor relations contact:
Dawn Soucier
dawn_soucier@moldflow.com
508 358 5848 x234
MOLDFLOW REPORTS RESULTS FOR ITS SECOND FISCAL QUARTER OF 2007
FRAMINGHAM, MA — February 6, 2007 — Moldflow Corporation (NASDAQ: MFLO) today announced the results for its second quarter of the 2007 fiscal year.
•	Non-GAAP net income of $2.2 million, or $0.19 per diluted share, was up 7% sequentially and 26% from our second fiscal quarter of 2006; net income as reported in accordance with GAAP was $1.8 million, or $0.15 per diluted share, including a charge of $451,000, net of related tax effects, for compensation expense as required under FAS 123(R), compared to a net loss of $109,000 or ($0.01) per share in the same period of the prior fiscal year.

•	Revenue of $17.7 million was up 15% sequentially and 4% from the corresponding quarter of fiscal 2006.

•	Total product revenue of $10.4 million represented a 30% sequential increase and a 3% increase over the same period of the prior year.

•	Total services revenue of $7.2 million represented a sequential decrease of 1% and a 6% increase over the same period of the prior year.

•	Revenue from Design Analysis Solutions totaled $14.0 million or 79% of total revenue and represented a 21% sequential increase and a 10% increase when compared to the same period last year.

•	Revenue from Manufacturing Solutions totaled $3.6 million or 21% of total revenue, and was flat sequentially and represented a 13% decrease when compared to the same period last year.

•	Regionally, revenue in our Asia/Pacific region represented 38% of total revenue, while the European region represented 35% and the Americas represented 27% of total revenue, respectively.

•	Share repurchase program returned 40,000 shares to treasury at a cost of $13.00 per share equating to approximately $520,000 in total cash payments.

•	Operations generated $147,000 of cash during the quarter and $1.4 million during the first half of fiscal 2007.
Commenting on the second fiscal quarter, Roland Thomas, Moldflow Corporation’s president and CEO said, “Our second quarter results, which continue to validate our fiscal 2007 business model, produced increased revenue, net income and earnings per share on both a sequential and year-over-year basis. During the quarter, we continued to see increased leverage coming out of our Design Analysis Solutions business. When compared to the same period of the prior fiscal year, Design Analysis Solutions product revenue grew 11% and total revenue grew 10%, representing another step in this division supporting our longer-term business model. As planned, our Manufacturing Solutions business continued to operate close to breakeven, with increased gross margins on slightly lower revenue during the second fiscal quarter.”
Business Outlook
The current business outlook is based on information as of February 6, 2007 and is current as of that day only. We expect revenue for our fiscal 2007 year to grow in the range of 5% to 7% when compared to fiscal 2006 and non-GAAP net income per diluted share for fiscal year 2007 to increase between 35% and 50% as compared to fiscal 2006, resulting in non-GAAP net income per diluted share of approximately $0.68 to $0.75. Non-GAAP net income per diluted share excludes charges for share-based compensation expenses throughout the full fiscal year which are expected to be approximately $1.9 million, net of related tax effects. GAAP net income per diluted share for fiscal 2007 is therefore expected to be between $0.53 and $0.60.
The Company has provided its fiscal 2007 net income per diluted share guidance above. This guidance is provided on a non-GAAP basis. Non-GAAP net income per diluted share excludes estimated charges for share-based compensation costs. Because there are significant limitations in estimating the impact of share-based compensation costs, including but not limited to, the number of share-based awards that will be exercised and/or cancelled during the period, the fair market value of the Company’s share price on the exercise dates, and the number and type of issuances that may be awarded in any year, the estimated charges and tax benefits associated with share-based issuances are unpredictable. For these reasons, the actual impact of share-based compensation on GAAP net income per diluted share may differ materially from the estimated amounts included in the guidance above.
Use of Other Non-GAAP Financial Measures
Net income and net income per diluted share, excluding, as applicable, share-based compensation expenses and restructuring charges, are supplemental non-GAAP financial measures. Moldflow is presenting these measures because management uses this information in evaluating the results of the Company’s operations and for internal planning and forecasting purposes and believes that this information provides additional insight into our operating results, as well as enables comparison of these results to prior periods. These measures should not be considered an alternative to measurements required by GAAP, such as net income and net income per diluted share, and should not be considered a measure of our liquidity. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies. With respect to the non-GAAP financial measures for the second quarter, the GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed in this press release and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release and can be found on the Investors page of the Moldflow Web site at http://www.moldflow.com/stp/english/investors/index.htm.
Financial Results
The unaudited condensed consolidated financial statements for the second quarter of fiscal 2007 follow.

Information Dissemination
Moldflow will host a conference call to discuss the second quarter of fiscal 2007 results as well as future outlook at 11:00 a.m. US Eastern time, Tuesday, February 6, 2007. The conference call dial-in number is 877-314-4022, Conference ID #6302404. The call will be recorded with replay (dial-in # 800-642-1687, PIN# 6302404) which will be available until February 13, 2007. In addition, a live Webcast of the conference call, together with this press release and supplemental financial information, can be accessed through the Company’s Website at www.moldflow.com in the Investors section. The call, press release and supplemental information will be archived and can be accessed through the same link.
About Moldflow Corporation
Moldflow (NASDAQ: MFLO) is the leading global provider of design through manufacturing solutions for the plastics injection molding industry. Moldflow’s products and services allow companies to address part and mold design issues at the earliest stage and maximize productivity and profitability on the manufacturing floor. Visit www.moldflow.com for more information.
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Note to editors: Moldflow is a registered trademark of Moldflow Corporation or its subsidiaries worldwide. All other trademarks are properties of their respective holders.
Cautionary Statement Regarding Forward-Looking Information
Pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, the Company notes that any statements contained in this press release that are not historical facts are forward-looking statements. Such forward-looking statements include, but are not limited to, statements by Moldflow’s President and CEO, statements under Business Outlook and those regarding Moldflow’s or management’s intentions, hopes, beliefs, expectations, projections, plans for the future and estimates and statements regarding any potential operating leverage and cost savings during the 2007 fiscal year and the expected performance of our Design Analysis Solutions and Manufacturing Solutions divisions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include the risks that a weak world economy will slow capital spending by the Company’s prospective customers, that the Company may not be able to recognize the revenue derived from orders received, that the sales cycle may lengthen, that our prior year restructurings, particularly with respect to our Manufacturing Solutions business, will result in the disruption of our sales cycles, that foreign currency fluctuations may adversely affect our financial results, that our distribution partners will not achieve their revenue objectives, that the overall mix of revenue differs materially from that projected, that share-based compensation expense will continue to have a negative impact on our GAAP operating profit, net income and earnings per share calculations, that changes in US or foreign tax legislation, or on-going tax inquiries and the on-going tax audits of our subsidiary companies, including Australia, may result in a higher level of income tax expense than that projected, that our hiring plans may not be fully executed and as a result we may not be able to meet sales demand and with respect to the potential operating leverage and cost savings during the 2007 fiscal year, the risk that the Company will not realize the anticipated cost savings from our prior year restructurings during the expected time frame, or, even if the anticipated cost savings are achieved, that the Manufacturing Solutions business unit may remain unprofitable and its business may suffer. Other risks and uncertainties are detailed from time to time in reports filed by Moldflow with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended June 30, 2006 as well as its subsequent quarterly and annual filings. Revenue and net income per diluted share guidance offered by senior management today represents a point-in-time estimate and is based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. In addition, as noted above, there are numerous factors that may cause actual results to differ materially from the guidance provided. The Company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.

Moldflow Corporation
Unaudited Consolidated Statement of Operations
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
Revenue:
Product	$10,417	$10,082	$18,407	$18,816
Services	7,234	6,812	14,559	13,358

Total revenue	17,651	16,894	32,966	32,174

Costs and operating expenses:
Cost of product revenue	1,941	2,442	3,956	5,012
Cost of services revenue	1,526	1,705	2,822	3,318
Research and development	2,510	2,195	4,625	4,676
Selling and marketing	6,520	5,867	11,815	11,517
General and administrative	3,492	3,494	7,306	7,078
Restructuring charges	—	1,387	—	1,387
Amortization of acquired intangible assets	42	49	86	98

Total costs and operating expenses	16,031	17,139	30,610	33,086

Income (loss) from operations	1,620	(245)	2,356	(912)

Interest income, net	784	631	1,570	1,193
Other income, net	17	53	20	34

Income before income taxes	2,421	439	3,946	315
Provision for income taxes	643	548	485	394

Net income (loss)	$1,778	$(109)	$3,461	$(79)

Net income (loss) per common share:
Basic	$0.16	$(0.01)	$0.31	$(0.01)
Diluted	$0.15	$(0.01)	$0.30	$(0.01)
Shares used in computing net income (loss) per common share:
Basic	11,166	11,085	11,161	11,044
Diluted	11,657	11,085	11,625	11,044

Moldflow Corporation
Unaudited Condensed Consolidated Balance Sheet
(in thousands)

	December 31,	June 30,
	2006	2006
Assets
Current assets:
Cash and cash equivalents	$48,603	$52,111
Marketable securities	12,052	8,443
Accounts receivable, net	13,241	12,774
Inventories, prepaid expenses and other current assets	11,636	11,344

Total current assets	85,532	84,672

Fixed assets, net	3,293	3,129
Goodwill and other acquired intangibles assets, net	19,733	19,869
Other assets	2,243	2,523

Total assets	$110,801	$110,193

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,136	$2,049
Accrued expenses	10,209	10,274
Deferred revenue	9,205	11,741

Total current liabilities	20,550	24,064

Deferred revenue	1,335	1,325
Other long-term liabilities	795	847

Total liabilities	22,680	26,236

Stockholders’ equity:
Common stock	115	114
Treasury stock, at cost	(4,486)	(2,579)
Additional paid-in capital	77,179	75,335
Retained earnings	9,757	6,296
Accumulated other comprehensive income	5,556	4,791

Total stockholders’ equity	88,121	83,957

Total liabilities and stockholders’ equity	$110,801	$110,193

Moldflow Corporation
Unaudited Condensed Consolidated Statement of Cash Flows
(in thousands)

	Three Months Ended		Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
Cash provided by (used in) operating activities	$147	$(2,005)	$1,379	$(536)
Cash provided by (used in) investing activities	(4,366)	1,626	(4,347)	1,945
Cash provided by (used in) financing activities	35	77	(910)	1,357
Effect of exchange rate changes on cash and cash equivalents	267	(596)	370	(457)

Net increase (decrease) in cash and cash equivalents	(3,917)	(898)	(3,508)	2,309

Cash and cash equivalents, beginning of period	52,520	52,117	52,111	48,910

Cash and cash equivalents, end of period	$48,603	$51,219	$48,603	$51,219

Moldflow Corporation
Reconciliation of Non-GAAP Measures
(in thousands, except percentages and per share data)

	Three Months Ended							Three Months Ended
	December 31, 2006							December 31, 2005
						Non-GAAP	(b)						Non-GAAP	(b)
	As Reported	(a)	Adjustments			Results		As Reported	(a)	Adjustments			Results
Total revenue	$17,651		$—			$17,651		$16,894		$—			$16,894
Income (loss) from operations	$1,620		$518	(c	)	$2,138		$(245)		$2,009	(d	)	$1,764
Operating profit margin	9.2%					12.1%		-1.5%					10.4%
Net income (loss)	$1,778		$451	(e	)	$2,229		$(109)		$1,873	(f	)	$1,764
Net income (loss) per share — diluted:
Diluted earnings (loss) per share	$0.15					$0.19		$(0.01)					$0.15
Weighted average shares — diluted	11,657					11,871		11,085					11,945

	Six Months Ended							Six Months Ended
	December 31, 2006							December 31, 2005
						Non-GAAP	(b)						Non-GAAP
	As Reported	(a)	Adjustments			Results		As Reported	(a)	Adjustments			Results
Total revenue	$32,966		$—			$32,966		$32,174		$—			$32,174
Income (loss) from operations	$2,356		$916	(c	)	$3,272		$(912)		$2,579	(d	)	$1,667
Operating profit margin	7.1%					9.9%		-2.8%					5.2%
Net income (loss)	$3,461		$849	(e	)	$4,310		$(79)		$2,412	(f	)	$2,333
Net income (loss) per share — diluted:
Diluted earnings (loss) per share	$0.30					$0.37		$(0.01)					$0.20
Weighted average shares — diluted	11,625					11,808		11,044					11,947
(a)	The Unaudited Consolidated Statement of Operations prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). (b) The Unaudited Consolidated Statement of Operations prepared on an adjusted basis from that of the statement prepared in accordance with GAAP, which is intended to enhance the reader’s understanding of the Company’s results from operations.

(c)	Stock-based compensation expense.

(d)	Stock-based compensation expense and restructuring charges.

(e)	Net of tax benefit related to stock-based compensation.

(f)	Net of tax benefit related to stock-based compensation expense and restructuring charges.